EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

         AGREEMENT between E. W. Blanch Holdings, Inc., a Delaware corporation (hereinafter called the "Company"), and Susan B. Wollenberg (hereinafter called the "Employee").

         1. EFFECTIVE DATE. The effective date of this Agreement shall be January 24, 2000.

         2. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

         3. TERM. The term of this Agreement shall be from the effective date of this Agreement to March 31, 2002 and shall automatically renew for annual periods thereafter unless the Company gives notice of its intention not to renew, not less than 30 days prior to the end of the current annual period. This Agreement is also subject to early termination by the Company for "Cause."

         For purposes of this Agreement, the Company shall have Cause to terminate Employee's employment hereunder upon (a) incompetence, if not cured within 30 days after written notice thereof from the Company; (b) any misrepresentation or concealment of a material fact for the purpose of securing this employment agreement; (c) theft, fraud, embezzlement, dishonesty, or other similar behavior by the Employee; (d) any material breach by the Employee of the terms of this Agreement; (e) any repeated or material neglect of duty or misconduct of the Employee in discharging any of her duties and responsibilities hereunder; (f) any conduct of the Employee which is materially detrimental or embarrassing to the Company, including but not limited to the Employee being convicted of a felony; and/or (g) any refusal or material or repeated failure by the Employee to comply with the policies, rules, and regulations of the Company. In the event that this Agreement shall be terminated for Cause, the Company shall continue to make payments hereunder for all services rendered by the Employee up to the date of termination but shall have no further obligations to make payments after that date.

         The Company may terminate the Employee's employment hereunder if (i) the Employee becomes disabled, as such term is defined in the group disability insurance policy of Employer or (ii) the Employee dies. In any such case, the Company shall have no further obligation or liability under this Agreement.

         4. COMPENSATION. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee at a salary rate of not less than $175,000 per year, payable in accordance with the Company's payroll practice as from time to time in effect.

                  The Employee will be eligible to participate in the Company's bonus and incentive compensation plans as may exist from time to time at the discretion of the Company, subject to the eligibility and other provisions of those plans. The Employee will be eligible for a minimum bonus of $75,000, for fiscal year 2000, payable on or before March 31, 2001. Bonus payments shall be conditioned on the Employee being employed with the Company at the date bonuses are paid in any year.





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         Subject to approval by the E. W. Blanch Holdings, Inc. Board of
Directors at their next regular meeting on January 27, 2000, the Employee will be awarded 30,000 stock options, which will be subject to the provisions of the
E. W. Blanch Holdings, Inc. 1993 Stock Incentive Plan.

         5. DUTIES. The Employee is engaged as an executive of the Company and hereby promises to perform and discharge faithfully and efficiently the duties which may be assigned to her from time to time.

         6. EXTENT OF SERVICES. The Employee shall devote substantially her full time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged in any other substantial business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing her personal assets in businesses which do not compete with the Company in such form or manner as will not require any substantial services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which her participation is solely that of an investor and except that the Employee may purchase securities in any corporation whose securities are regularly traded, provided that such purchases shall not result in her collectively owning beneficially at any time more than 1% of any class of securities of any corporation engaged in a business competitive with that of the Company.

         7. COVENANTS NOT TO COMPETE OR INTERFERE. For a period of two (2) year(s) from and after the termination of Employee's employment hereunder for any reason, Employee will not, directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, firm or corporation:

                  (a) Engage in the business of the type performed by the Company or its affiliates. This restriction shall apply throughout the United States. Employee acknowledges that the business engaged in by the Company is national in scope, and that this geographic limitation therefore is reasonable; or

                  (b) Solicit, or assist anyone else in the solicitation of, any of the Company's employees to terminate their employment with the Company and to become employed by any business enterprise with which the Employee may then be associated, affiliated, or connected.


         As used in this paragraph 7 and in paragraph 8, "affiliate" shall mean any person, firm or corporation that, directly or indirectly, controls, is controlled by, or is under common control with, the Company, whether such control is through stock ownership, contract or otherwise.

         It is the desire and intent of the parties that the provisions of this paragraph 7 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 7 shall be adjudicated to be invalid or unenforceable, this paragraph 7 shall be deemed amended to permit a court to modify the portion thus adjudicated to be invalid or unenforceable, so that this paragraph shall be legally enforceable to the full extent permitted in the law of the particular jurisdiction in which such adjudication is made.



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         8. NONDISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that the Company's trade secrets and confidential or proprietary information, including such trade secrets or information as may exist from time to time, and information as to the identity of clients of the Company, reinsurance contract data and other similar items, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the duties of Employee hereunder. Employee will not, during or after the term hereof, in whole or in part, disclose such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Employee make use of any such property for her own purposes or for the benefits of any person, firm, corporation or other entity (except the Company) under any circumstances, during or after the term hereof, provided that after the term hereof these restrictions shall not apply to such secrets or information which are then in the public domain (provided that Employee was not responsible, directly or indirectly, for such secrets or information entering the public domain without the Company's consent).

         9. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of paragraphs 7 or 8 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach including recovery of and damages incurred by the Company and any profits made by Employee as a result of such breach or threatened breach. The Company shall be entitled to recovery of its legal fees and related costs in the event of a breach or threatened breach of this Agreement by Employee.

         10. EMPLOYEE BENEFITS. During the term of this Agreement, Employee shall participate in all employee benefit plans of the Company, subject to the eligibility, enrollment and other requirements of such plans.

         11. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail, return receipt requested, with first class postage prepaid, to her residence in the case of Employee and to its principal office in the case of the Company.

         12. BREACH, WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         13. GOVERNING LAW. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of Texas (without regard to the conflict of laws rules or statutes of any jurisdiction), and any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Texas, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

         14. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Company and may be assigned, for all or any part of the term hereof, by the Company to an affiliate of the Company or to any corporation (i) which at the time controls the capital stock of the Company, (ii) which succeeds



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to substantially all the assets of the Company or (iii) the controlling capital stock of which is at the time owned by the Company; provided, however, that in the event of any transaction specified in (i), (ii) or (iii) above, the Company shall remain liable with respect to the obligations of the Company under this Agreement. In the event of such assignment, any and all references to the "Company" in other paragraphs of this Agreement shall be deemed to mean and include such assignee corporation.

         15. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to employment. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         16. SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement, which by their express or implied terms extend beyond the termination of Employee's employment hereunder (including, without limitation, the provisions of paragraphs 7 and 8 relating to noncompetition and nondisclosure of information), shall continue in full force and effect notwithstanding Employee's termination of employment hereunder or the termination of this Agreement, respectively.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates below.


E. W. Blanch Holdings, Inc.
500 N. Akard, Suite 4500
Dallas, TX 75201


By:
           ------------------------------------          -----------------------
           Chris Walker, President                       Date




           ------------------------------------          -----------------------
           Susan B. Wollenberg                           Date
           12823 Lucille
           Overland Park, KS  66213




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